                                                                   Exhibit 10.35

                            GROUND LEASEHOLD ESTATES

                       ONE PENN PLAZA, NEW YORK, NEW YORK

                                 SALE AGREEMENT

                                     BETWEEN

                              MID-CITY ASSOCIATES,

                             a New York partnership,

                                   AS SELLER,

                                       AND

                               ONE PENN PLAZA LLC,

                      a New York limited liability company,

                                  AS PURCHASER

                  Purchaser Execution Date: November ___, 1997

                      Effective Date: ____________________

                                TABLE OF CONTENTS
                                                                          Page #

ARTICLE I
      Section 1.1 Agreement of Purchase and Sale............................   1
      Section 1.2 Property Defined..........................................   3
      Section 1.3 Purchase Price............................................   3
      Section 1.4 Payment of Purchase Price.................................   3
      Section 1.5 Deposit...................................................   3

ARTICLE II
      Section 2.1 Existing Title And Survey Matters.........................   3
      Section 2.3 Permitted Exceptions......................................   5
      Section 2.4 Conveyance of Title to the Ground Leasehold Estate........   6

ARTICLE III
      Section 3.1 "As Is" Condition.........................................   7
      Section 3.2 Environmental Reports.....................................   7
      Section 3.3 Review of Tenant Estoppels................................   7
      Section 3.4 Korein Ground Landlord Estoppel...........................   8
      Section 3.5 LIRR Ground Landlord Estoppel.............................   9

ARTICLE IV
      Section 4.1 Time and Place............................................   9
      Section 4.2 Seller's Obligations at Closing...........................   9
      Section 4.3 Purchaser's Obligations at Closing........................  13
      Section 4.4 Credits and Prorations....................................  14
      Section 4.5 Transaction Taxes and Closing Costs.......................  19
      Section 4.6 Conditions Precedent to Obligation of Purchaser...........  19
      Section 4.7 Conditions Precedent to Obligation of Seller..............  20

ARTICLE V
      Section 5.1 Representations and Warranties of Seller..................  21
      Section 5.2 Knowledge Defined.........................................  23

      Section 5.3 Survival of Seller's Representations and Warranties.......  24
      Section 5.4  Covenants of Seller......................................  24
      Section 5.5 Representations and Warranties of Purchaser...............  25
      Section 5.6 Survival of Purchaser's Representations and Warranties....  26

ARTICLE VI
      Section 6.1 Default by Purchaser......................................  27
      Section 6.2 Default by Seller.........................................  27
      Section 6.3 Recoverable Damages.......................................  27

ARTICLE VII
      Section 7.1 Minor Damage..............................................  28
      Section 7.2 Major Damage..............................................  28
      Section 7.3 Definition of "Major" Loss or Damage......................  29
      Section 7.4 Section 5-1311 of the New York General Obligation Law.....  30

ARTICLE VIII
      Section 8.1 Brokerage Commissions.....................................  30

ARTICLE IX
      Section 9.1 No Reliance on Documents..................................  30
      SECTION 9.2 AS-IS SALE; DISCLAIMERS...................................  31
      Section 9.3 Survival of Disclaimers...................................  32

ARTICLE X
      Section 10.1 Confidentiality..........................................  32
      Section 10.2 Public Disclosure........................................  33
      Section 10.3 Assignment...............................................  33
      Section 10.4 Notices..................................................  34
      Section 10.5 Modifications............................................  35
      Section 10.6 Entire Agreement.........................................  35
      Section 10.7 Further Assurances.......................................  35
      Section 10.8 Counterparts.............................................  35
      Section 10.9 Facsimile Signatures.....................................  35
      Section 10.10 Severability............................................  35
      Section 10.11 Applicable Law..........................................  36
      Section 10.12 No Third-Party Beneficiary..............................  36
      Section 10.13 Captions................................................  36
      Section 10.14 Construction............................................  36
      Section 10.15 Recordation.............................................  36

      SCHEDULES:

      1     DESCRIPTION OF KOREIN GROUND LEASE
      2     DESCRIPTION OF LIRR GROUND LEASE

      EXHIBITS:

      A-1   DESCRIPTION OF LAND SUBJECT TO KOREIN GROUND LEASE
      A-2   DESCRIPTION OF LAND SUBJECT TO LIRR GROUND LEASE
      B     LIST OF PERSONAL PROPERTY
      C     LIST OF OPERATING AGREEMENTS
      D     LIST OF ENVIRONMENTAL REPORTS
      E-1   FORM OF TENANT ESTOPPEL CERTIFICATE
      E-2   FORM OF SELLER'S ESTOPPEL CERTIFICATE
      F     FORM OF KOREIN GROUND LEASE ASSIGNMENT
      G     FORM OF LIRR GROUND LEASE ASSIGNMENT
      H     FORM OF BILL OF SALE
      I     FORM OF ASSIGNMENT OF LEASES
      J     FORM OF ASSIGNMENT OF CONTRACTS
      K     FORM OF TENANT NOTICE
      L     FORM OF FIRPTA CERTIFICATE
      M     LIST OF CERTAIN TENANT COSTS AND COMMISSIONS
      N     LIST OF BROKERAGE AGREEMENTS
      O     LIST OF SPECIFIED LITIGATION
      O-1   LIST OF SPECIFIED LITIGATION
      P     LIST OF VIOLATION NOTICES
      Q     RENT ROLL
      R     LIST OF UNACCEPTABLE TITLE MATTERS, IF ANY
      S     SECURITY DEPOSITS
      T     SPECIAL ASSESSMENTS
      U     LIST OF EXCEPTIONS TO REPRESENTATIONS IN SECTION 5.1(n)

                                 SALE AGREEMENT

      THIS SALE AGREEMENT (this "Agreement") is made as of the Effective Date (as defined in Section 4.1 hereof) by and between MID-CITY ASSOCIATES, a New York partnership, having an office at 60 East 42nd Street, New York, New York ("Seller"), and ONE PENN PLAZA LLC, a New York limited liability company having an office c/o Mendik Management Company, Inc., 330 Madison Avenue, New York, New York 10017 ("Purchaser").

                              W I T N E S S E T H:

                                    ARTICLE I
                                PURCHASE AND SALE

      Section 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

      (a) the entire right, title and interest of the ground lessee under that certain ground lease (the "Korein Ground Lease") more particularly described in
Schedule 1 attached hereto (the "Korein Ground Leasehold Estate") which covers a portion of the land located at One Penn Plaza, 250 West 34th Street, New York, New York, more particularly described on Exhibit A-1 attached hereto;

      (b) the entire right, title and interest of the ground lessee under that certain ground lease (the "LIRR Ground Lease") more particularly described in
Schedule 2 attached hereto (the "LIRR Ground Leasehold Estate") which covers a portion of the land located at One Penn Plaza, 250 West 34th Street, New York, New York, more particularly described on Exhibit A-2 attached hereto (the land described on Exhibit A-1 and Exhibit A-2 being herein referred to collectively as the "Land");

      (c) any and all of Seller's right, title and interest in and to the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause
(c) of this Section 1.1 being herein referred to collectively as the "Improvements");

      (d) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, it being understood that this sale includes, without limitation, the personal property listed on Exhibit B attached hereto (the property described in clause
(d) of this

Section 1.1 being herein referred to collectively as the "Personal Property");

      (e) the interest of the lessor in and to the leases, licenses and occupancy agreements covering all or any portion of the Real Property (as such term is defined in Section 1.2 hereof) to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause (e) of this Section 1.1 being herein referred to collectively as the "Leases"), together with all rents and other sums due thereunder (the "Rents") and any and all security deposits in Seller's possession in connection therewith (the "Security Deposits");

      (f) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, and (iv) the non-exclusive right to the name "One Penn Plaza" (the property described in clause (f) of this Section
1.1 being sometimes herein referred to collectively as the "Intangibles"); and

      (g) the interest of the lessee in and to that certain lease between The Bowery Savings Bank, as lessor, and Mid-City Associates, as lessee, dated as of April 30, 1969, as amended by letter agreement between The Long Island Railroad and Mid-City Associates dated February 25, 1997, covering certain space on the level of the Long Island Railroad Concourse of Pennsylvania Station (the "Sub-Sublease"; such leasehold, the "Sub-Subleasehold Estate").

      Section 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real Property." The Korein Ground Leasehold Estate, the LIRR Ground Leasehold Estate, the Improvements, the Personal Property, the Leases, the Intangibles and the Sub-Subleasehold Estate are herein sometimes referred to collectively as the "Property."

      Section 1.3 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of Four Hundred Ten Million and 00/100 Dollars ($410,000,000.00) (the "Purchase Price").
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      Section 1.4 Payment of Purchase Price. The Purchase Price, less the
Deposit (as such term is defined in Section 1.5 hereof), and as otherwise increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing by wire transfer of immediately available funds to a bank account designated by Seller in writing to Purchaser prior to the Closing. Seller shall provide wiring instructions to Purchaser not later than the fifth (5th) business day before the Closing.

      Section 1.5 Deposit. Simultaneously with the execution and delivery of this Agreement by Purchaser, Purchaser is depositing (or causing to be deposited) with The Chase Manhattan Bank (the "Escrow Agent") the sum of Forty-One Million and 00/100 Dollars ($41,000,000.00)(together with all interest thereafter earned thereon, the "Deposit") in good funds, by certified check or bank cashier's check drawn on a New York City bank. The Escrow Agent shall hold the Deposit in escrow and dispose of the Deposit solely in accordance with the terms of the Escrow Agreement entered into on the Purchaser Execution Date (as defined in Section 4.1 hereof) by MetLife, Purchaser and Escrow Agent (the "Escrow Agreement"). All interest earned on the Deposit in such escrow account shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on such escrow account on the terms set forth therein. If and when Seller executes and delivers this Agreement, Seller shall simultaneously execute and deliver the Escrow Agreement.

                                   ARTICLE II
                                TITLE AND SURVEY

      Section 2.1 Existing Title And Survey Matters. Purchaser acknowledges and agrees that: (a) Seller has furnished Purchaser, prior to the Purchaser Execution Date, with copies of: (i) a certificate of title (the "Certificate of Title"), dated April 28, 1997 (Title No. 9701-00590) (the "Title Inspection Date") for the Real Property prepared by Chicago Title Insurance Company; and
(ii) a copy of Seller's survey (the "Survey"), prepared by Harwood Surveying P.C. dated July 30, 1997, for the Land and the Improvements; (b) Purchaser has had an opportunity, prior to the Purchaser Execution Date, to order its own title report and survey for the Land and the Improvements; and (c) any and all matters (the "Existing Title And Survey Matters") referred to, reflected in or disclosed by, the materials referred to in the preceding sub-paragraphs (a)(i) and (ii), inclusive, except for those matters listed on Exhibit R attached hereto and made a part hereof, have been agreed to and accepted by Purchaser, and, as of the Title Inspection Date, Purchaser has approved the condition of title to the Real Property, except for those matters listed on Exhibit R attached hereto. Notwithstanding anything to the contrary set forth herein, Seller shall be obligated to cure or remove (I) the items described in Exhibit R attached hereto, (II) liens, mortgages and any other title encumbrances, other than Permitted Exceptions (as defined below in Section 2.3 hereof), that may be cured solely by the payment of a liquidated amount of money, provided, however, that Seller's maximum liability under this clause (II) shall not exceed in the aggregate Five Hundred Thousand Dollars ($500,000.00), and (III) liens, mortgages and any other title encumbrances that Seller granted or to which Seller otherwise expressly consented after the Title Inspection Date or that one of the partners comprising Seller placed or caused to be placed against the Property after the Effective Date (the matters described in clauses (I), (II) and (III) above being collectively referred to herein as "Curable Matters") and provided further that Purchaser shall have the right to terminate this Agreement by written notice to Seller if (w) governmental violations arise after the Purchaser Execution Date, (x) the aggregate reasonable cost of curing such violations will exceed the sum of Fifty Thousand Dollars ($50,000.00), (y) Seller elects not to cure or pay a portion of the cost of curing such violations so that Purchaser's cost of curing such violations shall not exceed the sum of Fifty Thousand Dollars ($50,000.00), and (z) such violations are not the result of actions taken by Purchaser or its agents other than requesting customary searches of municipal records.

      Section 2.2 Pre-Closing "Gap" Title Defects. Purchaser may, at or prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title
(a) raised between the

Purchaser Execution Date and the Closing by the title insurance company (the "Title Company") that Purchaser elects to use for this transaction, and (b) not disclosed to Purchaser by the issuer of the Certificate of Title or Seller prior to the Title Inspection Date; provided that Purchaser agrees to promptly notify Seller of any such objections to title promptly after being made aware of the existence of any such exception. If Purchaser sends a Gap Notice to Seller, Seller, within five (5) business days after the date when Seller receives the Gap Notice, shall notify Purchaser whether Seller, at Seller's option, shall either (a) remove such objectionable exceptions from title on or before the Closing (provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond sixty (60) days); or (b) not cause such exceptions to be removed, provided that nothing contained in this clause
(b) shall relieve Seller of its obligation to remove Curable Matters. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) business days (but in all events must do so at or prior to the Closing) in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement that otherwise survive the termination of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said five business day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions (except to the extent such exceptions constitute Curable Matters).

      Section 2.3 Permitted Exceptions. The Property shall be conveyed subject to the following matters, which are herein referred to as the "Permitted Exceptions":

      (a) each and all of the Existing Title And Survey Matters not listed on Exhibit R attached hereto;

      (b) matters that either are (x) not objected to in writing within the time periods provided in Sections 2.2, or (y) if objected to in writing by Purchaser, those which Seller has elected not to remove or cure, or has been unable to remove or cure, and, with respect to the matters described in clause (x) and clause (y) above are matters in respect of which Seller is not otherwise obligated to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

      (c) the rights of tenants under the Leases, as tenants only, provided that Seller shall not be obligated to give any representations to the Title Company as to the rights of tenants;

      (d) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

      (e) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

      (f) any governmental violations arising prior to the Purchaser Execution Date with respect to the Property of which Seller shall have received written notice on or before the Purchaser Execution Date and any governmental violations arising on or after the Purchaser Execution Date with respect to the Property (subject to the right of Purchaser to terminate this Agreement under the terms of Section 2.1 hereof if the cost of curing any governmental violations arising after the Purchaser Execution Date will exceed in the aggregate Fifty Thousand Dollars ($50,000.00));

      Section 2.4 Conveyance of Title to the Ground Leasehold Estates. At Closing, Seller shall convey and transfer to Purchaser (i) title to the Korein Ground Leasehold Estate, free and clear of all liens and encumbrances other than the Permitted Exceptions, by execution and delivery of the Korein Ground Lease Assignment (as defined in Section 4.2(a) hereof); (ii) title to the LIRR Ground Leasehold Estate, free and clear of all liens and encumbrances other than the Permitted Exceptions, by execution and delivery of the LIRR Ground Lease Assignment (as defined in Section 4.2(a) hereof), and (iii) all of Seller's right, title and interest, if any, in and to the Improvements, free and clear of all liens and encumbrances other than the Permitted Exceptions, but subject to the interest of the respective landlords under the Korein Ground Lease and the LIRR Ground Lease and anyone claiming an interest therein by, through or under such landlords, by execution and delivery of the Korein Ground Lease Assignment and the LIRR Ground Lease Assignment. Purchaser shall not be obligated to consummate the transaction contemplated by this Agreement if the Title Company's title insurance commitment refuses to insure, upon the payment of a standard premium, that Purchaser will own the Korein Ground Leasehold Estate, the LIRR Ground Leasehold Estate and the Improvements (subject to the ownership interest therein by the respective landlords under and pursuant to the Korein Ground Lease and the LIRR Ground Lease) free and clear of all liens and encumbrances other than the Permitted Exceptions.

                                   ARTICLE III
                              CONDITION OF PROPERTY

      Section 3.1 "As Is" Condition. Purchaser acknowledges that it has inspected the Property, is familiar with the condition thereof, and is purchasing the Property "As Is" on the Purchaser Execution Date, subject to reasonable use, wear, tear and natural deterioration between the Purchaser Execution Date and the Closing. This Agreement, as written, contains all the terms of the Agreement between the parties, and Purchaser acknowledges that neither Seller nor any other person has made any representations or warranties nor held out any inducement to Purchaser other than those expressly set forth herein.

      Section 3.2 Environmental Reports. PURCHASER ACKNOWLEDGES THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. PURCHASER HAS PRIOR TO THE PURCHASER EXECUTION DATE (AS DEFINED IN SECTION 4.1 HEREOF) CONDUCTED ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

      Section 3.3 Review of Tenant Estoppels. Promptly after the Effective Date, Seller shall deliver to each tenant of the Property an estoppel certificate in substantially the form of Exhibit E-1 attached hereto (the "Tenant Estoppels"), and shall request that the tenants complete and sign the Tenant Estoppels and return them to Seller. Seller shall deliver copies of any and all completed Tenant Estoppels to Purchaser as Seller receives them; provided, however, that Purchaser shall not be obligated to close hereunder unless Tenant Estoppels, dated not more than sixty (60) days prior to the date of the Closing, are delivered to Purchaser for at least seventy-five per cent (75%) of those tenants leasing twenty-five thousand (25,000) square feet of rentable space or more. If Seller does not deliver the required number of Tenant Estoppels to Purchaser, as aforesaid, then Seller shall provide Purchaser at the Closing with a Seller's estoppel, in the form attached hereto as Exhibit E-2 (the "Seller's Certificate") for those space tenants necessary to satisfy the required number of Tenant Estoppels to be delivered by Seller to Purchaser. Seller's liability with respect to any Seller's estoppel to the extent delivered to Purchaser, as aforesaid, shall survive the Closing until the earlier to occur of: (i) one (1) year from the date of the Closing; or (ii) the date that a Tenant Estoppel satisfying the requirements of this Agreement is obtained from the applicable tenant (it being understood and agreed that a Tenant Estoppel shall be deemed to satisfy the requirements of this Agreement if (i) such Tenant Estoppel does not contain any material changes from the forms attached hereto, and (ii) does not contain any information that differs materially from the information set forth in Exhibits Q and S attached hereto). Purchaser shall have no obligation to consummate the transaction contemplated hereby unless, at the Closing, Purchaser receives a Tenant Estoppel or a Seller's Certificate for 75% of those tenants leasing 25,000 square feet of rentable space or more which does not contain any material changes from the forms attached hereto and does not contain any information that differs materially from the information set forth in Exhibits Q and S attached hereto.

      Section 3.4 Korein Ground Landlord Estoppel. Promptly after the Effective Date, Seller shall request an estoppel statement, in the form attached as Schedule A-1, from the landlord of the Korein Ground Lease, which is as described in, and is in accordance with the terms of, the Korein Ground Lease (the "Korein Ground Landlord Estoppel"). It shall be a condition to Purchaser's obligation to close hereunder that the Korein Ground Landlord Estoppel be received from the landlord of the Korein Ground Lease and that it be reasonably acceptable to Purchaser. The Korein Ground Landlord Estoppel received from the landlord of the Korein Ground Lease will satisfy Purchaser's condition to close if it: (x) is dated no more than forty-five (45) days before the Closing Date, and (y) is in the form attached hereto as Schedule A-1 without any substantive changes having been made by the landlord of the Korein Ground Lease.

      Section 3.5 LIRR Ground Landlord Estoppel. Promptly after the Effective Date, Seller shall request an estoppel statement, in the form attached as Schedule A-2, from the landlord of the LIRR Ground Lease, which is as described in, and is in accordance with the terms of, the LIRR Ground Lease (the "LIRR Ground Landlord Estoppel"). It shall be a condition to Purchaser's obligation to close hereunder that the LIRR Ground Landlord Estoppel be received from the landlord of the LIRR Ground Lease and that it be reasonably acceptable to Purchaser. The LIRR Ground Landlord Estoppel received from the landlord of the LIRR Ground Lease will satisfy Purchaser's condition to close if it: (x) is dated no more than forty-five (45) days before the Closing Date, and (y) is in the form attached hereto as Schedule A-2 without any substantive changes having been made by the landlord of the LIRR Ground Lease.

                                   ARTICLE IV
                                     CLOSING

      Section 4.1 Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of Metropolitan Life Insurance Company, one of the partners of Seller, at 200 Park Avenue, 12th Floor, New York, New York 10166, on a business day that is mutually acceptable to Seller and Purchaser and that is not less than sixty (60) days nor more than ninety (90) days after the Purchaser Execution Date. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. For purposes of this Agreement, the term "Purchaser Execution Date" means the date that this Agreement is executed by Purchaser (which date is set forth on the last page of this Agreement next to the signature block of the Purchaser), and the term "Effective Date" means the date that this Agreement is executed and delivered by Seller.

      Section 4.2 Seller's Obligations at Closing. At Closing, Seller shall:

      (a) deliver to Purchaser (i) a duly executed Assignment and Assumption of Lessee's Interest in the Korein Ground Lease (the "Korein Ground Lease Assignment") in the form attached hereto as Exhibit F, conveying the Korein Ground Leasehold Estate, subject only to the Permitted Exceptions on the terms set forth herein, and (ii) a duly executed Assignment and Assumption of Lessee's Interest in the LIRR Ground Lease (the "LIRR Ground Lease Assignment") in the form attached hereto as Exhibit G, conveying the LIRR Ground Leasehold Estate, subject only to the Permitted Exceptions on the terms set forth herein;

      (b) deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H;

      (c) deliver to Purchaser an assignment and assumption agreement (the "Assignment of Leases") in the form attached hereto as Exhibit I, duly executed by Seller, regarding the Leases, Rents and Security Deposits and the Sub-Subleasehold Estate;

      (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit J on the terms set forth therein;

      (e) join with Purchaser in executing a notice (the "Tenant Notice") in the form attached hereto as Exhibit K, which Purchaser shall send to each tenant under each of the Leases promptly after the Closing informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the notice; Seller shall also deliver to each of the landlords under the Korein Ground Lease and the LIRR Ground Lease promptly after the Closing notices of the respective sale of the Korein Ground Leasehold Estate and the LIRR Ground Leasehold Estate pursuant to this Agreement.

      (f) In the event that any representation or warranty of Seller needs to be modified due to changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized representative thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change of facts that (i) occurs between the Effective Date and the date of Closing, and (ii) is beyond the reasonable control of Seller to prevent and otherwise does not result from a breach of any covenant made by Seller hereunder; provided, however, that the occurrence of a change of facts which is beyond the reasonable control of Seller to prevent (and does not result from a breach of any covenant made by Seller hereunder) shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement that are restated on and as of the Closing Date shall be deemed to have been modified by all statements made in such certificate;

      (g) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

      (h) deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

      (i) deliver to Purchaser, original executed counterparts of the Korein Ground Lease, the LIRR Ground Lease, the Leases and the Operating Agreements (it being understood and agreed that Seller, in lieu of delivering to Purchaser original executed counterparts of the Leases and the Operating Agreements, shall have the right to deliver to Purchaser photocopies thereof if

Seller does not have original executed counterparts in Seller's possession), together with such leasing and property files and records located at the Improvements or the property manager's office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any internal memoranda or minutes, financial projections, budgets, appraisals, accounting and tax records and similar proprietary information. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge at Purchaser's offices to all files, records and documents delivered to Purchaser at the Closing, upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing for three (3) years;

      (j) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

            (k) deliver to Purchaser possession and occupancy of the Property (subject to the Permitted Exceptions), along with any existing keys to the Property properly tagged for identification;

      (l) execute a closing statement acceptable to Seller and Purchaser;

      (m) if Seller shall have received the Korein Ground Landlord Estoppel, deliver to Purchaser the Korein Ground Landlord Estoppel. If Seller does not receive the Korein Ground Landlord Estoppel (or if the Korein Ground Landlord Estoppel indicates that either a default exists or that the Korein Ground Lease is not in full force and effect, or if the Korein Ground Landlord Estoppel has otherwise been substantively changed), Purchaser shall have the right to elect to terminate this Agreement by written notice to Seller. Upon such termination, the Deposit shall be promptly refunded to Purchaser, and upon such refund, neither party hereto shall have any further rights or obligations hereunder except for those rights or obligations that this Agreement expressly provides will survive any termination of this Agreement;

      (n) if Seller shall have received the LIRR Ground Landlord Estoppel, deliver to Purchaser the LIRR Ground Landlord Estoppel. If Seller does not receive the LIRR Ground Landlord Estoppel (or the LIRR Ground Landlord Estoppel indicates that either a default exists or that the LIRR Ground Lease is not in full force and effect, or if the LIRR Ground Landlord Estoppel has otherwise been substantively changed), Purchaser shall have the right to elect to terminate this Agreement by written notice to Seller. Upon such termination, the Deposit shall be promptly refunded to Purchaser, and upon such refund, neither party hereto shall have any further rights or obligations hereunder except for those rights or obligations that this Agreement expressly provides will survive any termination of this Agreement;

      (o) deliver all Tenant Estoppels received by Seller and not previously furnished to Purchaser, and, if required to be delivered pursuant to Section 3.3, the Seller's Certificate (with the understanding that Purchaser has the right to terminate this Agreement, and receive repayment of the Deposit, if the Tenant Estoppels and the Seller Certificate do not satisfy the requirements described in Section 3.3 hereof); and

      (p) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

      Section 4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

      (a) pay to Seller the full amount of the Purchase Price, less the Deposit, and as otherwise increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section
1.4 hereof;

      (b) join Seller in execution of the Korein Ground Lease Assignment, the LIRR Ground Lease Assignment, the Assignment of Leases, the Assignment of Contracts and the Tenant Notices;

      (c) In the event that any representation or warranty of Purchaser set forth in Sections 5.5(a) or (b) hereof needs to be modified due to changes since the Purchaser Execution Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change of facts that (i) occurs between the Effective Date and the date of Closing, and (ii) is beyond the reasonable control of Purchaser to prevent and otherwise does not result from a breach of any covenant made by Purchaser hereunder; provided, however, that the occurrence of a change of facts which is beyond the reasonable control of Purchaser to prevent (and does not result from a breach of any covenant made by Purchaser hereunder) shall, if materially adverse to Seller, constitute the non-fulfillment of the condition set forth in
Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

      (d) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

      (e) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

      (f) execute a closing statement acceptable to Purchaser and Seller;

      (g) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

      (h) join with Seller in causing the Escrow Agent to pay the Deposit to Seller by wire transfer of immediately available funds to a bank account designated by Seller in writing at least five (5) business days before the Closing.

      Section 4.4 Credits and Prorations.

      (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items shall include without limitation the following:

            (i) all Rents, if any, and any rent or other charges paid or payable by the tenant under the Korein Ground Lease or the LIRR Ground Lease;

            (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

            (iii) utility charges other than those for which Tenants are responsible for making direct payments to the utility company, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than five (5) business days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

            (iv) all amounts payable under brokerage agreements and Operating Agreements, in either case solely to the extent provided in this Agreement;

            (v) wages, fringe benefits, payroll taxes, employment insurance contributions, accrued vacation pay, sick leave and other compensation of building employees retained by Purchaser to the extent allowable under the applicable union contract; and

            (vi) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

      (b) Notwithstanding anything contained in Section 4.4(a) hereof:

            (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any Security Deposits (including an assignment of any letters-of-credit constituting any of the Security Deposits, with any costs relating to such assignment being paid equally by Seller and Purchaser; provided, however, that Seller shall cause those letters of credit that are not assignable to be reissued in Purchaser's name, with the understanding that such letters of credit may be reissued after the date of Closing and Seller's obligation with respect to such letters of credit shall survive the Closing) actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases, it being agreed that Seller shall not be entitled to apply any Security Deposits against delinquent Rents unless the Rents have been delinquent for more than thirty (30) days), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits (in which case there shall not be an apportionment for such deposits);

            (ii) Any taxes and assessments levied against the Real Property paid at or prior to Closing shall be prorated based upon the amounts actually paid (it being agreed that Seller shall pay any taxes and assessments due prior to the Closing and in such event shall be entitled to a credit as required by this Agreement), however, if taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof;

            (iii) As to utility charges referred to in Section 4.4(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

            (iv) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases, signed during the Lease Approval Period (as hereinafter defined) and approved by Purchaser in accordance with Section 5.4 hereof; and (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, signed or entered into from and after the date of Closing; and (C) all Tenant Inducement Costs and leasing commissions listed on Exhibit M attached hereto, provided, however, that (i) in no event shall Purchaser have any obligation to pay Tenant Inducement Costs or leasing commissions if the Closing does not occur, (ii) Seller shall also be responsible for certain Tenant Inducement Costs and leasing commissions shown on Exhibit M, and (iii) the allocation of Tenant Inducement costs and leasing commissions shown on Exhibit M will be readjusted as of the Closing Date based upon the then existing state of facts. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing, and in such event, Seller shall furnish Purchaser prior to the Closing with reasonably satisfactory evidence of the payment of such Tenant Inducement Costs and leasing commissions. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, reasonable legal fees of Seller, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. For purposes hereof, the term "Lease Approval Period" shall mean the period from the Effective Date until the date of Closing; and

            (v) Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within ten (10) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within ten (10) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder. Seller and Purchaser agree that all Rent received by Seller or Purchaser after the date of Closing shall be applied first to the month of the Closing; second to the month in which collected; and third any excess collected in a month to delinquent rents in the inverse order of their occurrence (e.g., to the most recent delinquent month, and then to the next preceding delinquent month). Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any tenant. In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid or payable prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing. Any amounts collected by Seller prior to the Closing shall also be subject to adjustment as and to the extent provided in this Section. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall be entitled to pursue any of the ongoing or prospective litigation matters listed on Exhibits O and O-1 hereto with respect to the period prior to the Closing and shall be entitled to receive all rent arrearages, judgments, settlement proceeds or other amounts that arise from such litigation and relate to events that occurred during the period prior to the Closing (it being understood and agreed, however, that Seller shall not have any right to terminate any Lease by virtue of any such litigation after the Closing and that such litigation may not diminish the rentals that Purchaser would otherwise be entitled to receive under the Leases for the period from and after the Closing).

      (c) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Purchaser and Seller shall each promptly notify each other when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's reasonable approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final.

      (d) The provisions of this Section 4.4 shall survive Closing. Section 4.5 Transaction Taxes and Closing Costs.

      (a) Seller and Purchaser at the Closing shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

      (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

      1. any transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property.

      (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

      1. the fee for the title examination and issuance of purchaser's title commitment and the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto;

      2. the cost of any survey ordered by Purchaser;

      3. the fees for recording the Korein Ground Lease Assignment and the LIRR Ground Lease Assignment; and

      4. the escrow fee, if any, which may be charged by the Escrow Agent.

      (d) The Personal Property is included in this sale without charge, and no portion of the Purchase Price is being attributed thereto.

      (e) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

      (f) The provisions of this Section 4.5 shall survive the Closing.

      Section 4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions (and any other conditions to Purchaser's obligation to consummate the transaction contemplated hereby expressly set forth herein), any or all of which may be waived by Purchaser in its sole discretion:

      (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof, subject to the terms of Section 4.2(m) and Section 4.2(n) hereof;

      (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications solely to the extent permitted under this Agreement); and

      (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

      Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions (and, any other conditions to Seller's obligation to consummate the transaction contemplated hereby expressly set forth herein), any or all of which may be waived by Seller in its sole discretion:

      (a) Seller shall have received (i) the balance of the Purchase Price as adjusted as provided herein; and (ii) the Deposit, each pursuant to and payable in the manner provided for in this Agreement;

      (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to, those provided for in Section 4.3 hereof;

      (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

      (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                    ARTICLE V
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

      (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of New York. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so. This Agreement has been duly executed and delivered by Seller and is enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, and creditors' rights limitations and laws generally and other general equitable principles).

      (b) Pending Actions. Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending, nor to Seller's knowledge is any such action, suit, arbitration, unsatisfied order, judgment, government investigation or proceeding threatened, against Seller, which, if adversely determined, could materially interfere with the consummation of the transaction contemplated by this Agreement.

      (c) Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable or are to be terminated by Seller within thirty (30) days after the Closing, and except any agreement with Seller's property manager, which shall be terminated by Seller. True, correct and complete copies of the Operating Agreements have been made available for Purchaser's inspection at the Property prior to the Purchaser Execution Date.

      (d) Lease Brokerage. To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit N hereto. True, correct and complete copies of the brokerage agreements that

Seller expects Purchaser to assume as of the Closing Date have been made available for Purchaser's inspection at the Property prior to the Purchaser Execution Date.

      (e) Condemnation. Seller has received no written notice of any outstanding condemnation proceedings relating to the Property, and to Seller's knowledge, no condemnation is threatened.

      (f) Litigation. Except as set forth on Exhibit O attached hereto, and except tenant eviction proceedings, tenant bankruptcies, and proceedings for the collection of delinquent rentals from tenants, Seller has not instituted any outstanding litigation that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder.

      (g) Violations. To Seller's knowledge, except as set forth on Exhibit P attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof.

      (h) Leases. The rent roll attached hereto as Exhibit Q is accurate in all material respects, and lists all of the leases currently affecting the Property. True, correct and complete copies of the Leases and the Sub-Sublease have been made available for Purchaser's inspection at the Property prior to the Purchaser Execution Date.

      (i) Tax Appeals. To Seller's knowledge, there are no real property tax assessment appeals by Seller with respect to the Real Property pending for the 1997/98 tax year or any previous years.

      (j) Ground Leases. To Seller's knowledge: (i) neither the Korein Ground Lease nor the LIRR Ground Lease have been terminated; (ii) Seller is not in default of any of Seller's obligations under either the Korein Ground Lease or the LIRR Ground Lease; and (iii) the respective ground lessors under each of the Korein Ground Lease and the LIRR Ground Lease are not in default of their respective obligations thereunder.

      (k) Security Deposits. To Seller's knowledge, Exhibit S attached hereto contains an accurate listing of the Security Deposits (including any letters-of-credit held as Security Deposits) currently held by Seller.

      (l) Special Assessments. To Seller's knowledge, Seller has received no notice of any special assessments levied against the Real Property, nor to Seller's knowledge, are there any special assessments currently pending against the Real Property, except as set forth on the Certificate of Title or Exhibit T attached hereto.

      (m) To Seller's knowledge, except as set forth in Exhibit U attached hereto (i) neither Seller nor any tenant is in material default under the applicable Lease and Seller is not in material default under the Sub-Sublease,
(ii) no tenant under any Lease has any offsets against rent (except as expressly set forth in the applicable Lease), and (iii) no tenant is challenging any of the rental due to Seller as landlord under the applicable Lease.

      (n) True, correct and complete copies of the Korein Ground Lease and the LIRR Ground Lease have been delivered to Purchaser on or before the Purchaser Execution Date.

      Notwithstanding anything to the contrary set forth in this Agreement, Seller shall have no liability with respect to any of the representations and warranties in this Section 5.1 from and after the Closing Date to the extent that Purchaser receives a Tenant Estoppel before or after the Closing in accordance with Section 3.3 hereof covering the same items to the extent consistent with such representations and warranties.

      Section 5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons:
(a) Mary Gartland, Comptroller, (b) Ronald Zeccardi, Vice President, Operations, and (c) Daniel North, Vice President, Leasing of Helmsley-Spear, Inc.

      Section 5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than One Million Dollars ($1,000,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within sixty (60) days of the expiration of said one
(1) year period, and/or (c) Purchaser did not have any knowledge as of the Closing, of any state of facts which would result in a breach by Seller of any of Seller's representations or warranties. As used herein, the term "Cap" shall mean the total aggregate amount of Five Million Dollars ($5,000,000.00).

      Section 5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

      (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall operate and maintain the Property in a manner consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

      (b) A statement of the Tenant Inducement Costs and leasing commissions relating thereto along with a copy of any amendment, extension, renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day period set forth above, Purchaser, as Seller's sole remedy, shall be deemed to have disapproved of such new Lease, amendment, renewal or expansion. If Purchaser disapproves or is deemed to have disapproved of such new Lease, amendment, renewal or expansion, Seller shall not enter into the same. Seller shall also have no right to terminate or agree to cancel any Lease prior to the Closing without Purchaser's consent, not to be unreasonably withheld, conditioned or delayed. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser.

      (c) Seller, prior to the date of the Closing, shall perform all of the obligations to be performed by the landlord under the Leases, and the respective tenants under each of the Korein Ground Lease, the LIRR Ground Lease and the Sub-Sublease, in every case to the extent arising during the period (the "Contract Period") between the Effective Date and date of the Closing.

      (d) Seller, during the Contract Period, shall perform all of the obligations to be performed by Seller under the Operating Agreements, to the extent arising during the Contract Period.

      (e) Seller, during the Contract Period, shall not amend, supplement, modify or terminate the Korein Ground Lease or the LIRR Ground Lease.

      Section 5.5 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

      (a) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the State of New York. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Purchaser is authorized to do so.

      (b) Pending Actions. Purchaser has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser nor to Purchaser's knowledge is any such action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding threatened against Purchaser which, if adversely determined, could materially interfere with the consummation of the transaction contemplated by this Agreement.

      (c) ERISA. As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

      As of the Closing, if Purchaser is a "governmental plan" as defined in
Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

      As of the Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan.

      Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

      Purchaser shall not assign its interest under this contract of sale to any entity, person, or Plan which will cause a violation of ERISA.

      Section 5.6 Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year. Purchaser shall have no liability to Seller for a breach of any representation or warranty unless (a) written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one (1) year period and an action shall have been commenced by Seller against Purchaser within sixty (60) days of the expiration of said one (1) year period; and/or (b) Seller did not have any knowledge as of the Closing of any state of facts which would result in a breach by Purchaser of any of Purchaser's representations or warranties.

                                   ARTICLE VI
                                     DEFAULT

      Section 6.1 Default by Purchaser. In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

      Section 6.2 Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce by specific performance Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder, except for Purchaser's right to pursue Seller for damages under Section 5.3 hereof and except if the remedy of specific performance is not available because of Seller's sale, transfer or other disposition of all or any material portion of the Property or any material interest therein to another party while this Agreement is in full force and effect. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if

Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Real Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.

      Section 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                   ARTICLE VII
                                  RISK OF LOSS

      Section 7.1 Minor Damage. In the event of loss or damage to the Real Property or any portion thereof through casualty or condemnation which is not "Major" (as defined in Section 7.3 hereof), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs (and pay to Purchaser at Closing any portion of the insurance proceeds or condemnation award, less costs of collection, relating thereto and not used for said repairs), or (b) assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim or condemnation award to Purchaser (rather than perform the necessary repairs), the Purchase Price shall be reduced, for casualty claims only, by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with
Section 7.3 hereof. Seller shall maintain its property insurance policy relating to the Improvements (which Seller represents is an "all-risk" replacement cost policy) in full force and effect up to the date of the Closing, and upon Closing, full risk of loss with respect to the Real Property shall pass to Purchaser.

      Section 7.2 Major Damage. In the event of a "Major" loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller gives Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Purchaser shall be deemed to have elected to proceed with Closing, in which event: (i) Seller shall, at Seller's option, either (a) perform any necessary repairs (and pay to Purchaser at Closing any portion of the insurance proceeds or condemnation award, less costs of collection, relating thereto and not used for said repairs), or (b) assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, provided, however, that any insurance proceeds or condemnation award in excess of the Purchase Price shall be payable to Seller. In the event that Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim or condemnation award to Purchaser (rather than perform the necessary repairs), the Purchase Price shall be reduced, for casualty claims only, by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Seller shall maintain its property insurance policy relating to the Improvements in full force and effect up to the date of the Closing, and upon Closing, full risk of loss with respect to the Real Property shall pass to Purchaser.

      Section 7.3 Definition of "Major" Loss or Damage. For purposes of Sections
7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss or damage to the Real Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Real Property. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

      Section 7.4 Section 5-1311 of the New York General Obligation Law. The terms of this Article VII shall be deemed to be the terms of an agreement which "expressly provides otherwise" within the meaning of Section 5-1311 of the New York General Obligation Law. Seller and Purchaser agree that the terms and conditions of this Article VII shall be subject to the terms and conditions of the Korein Ground Lease and the LIRR Ground Lease; provided, however, that if under the Korein Ground Lease or the LIRR Ground Lease, casualty proceeds or condemnation awards are not available to be transferred to Purchaser as provided in this Article 7, Purchaser shall not be obligated to accept an assignment of such casualty proceeds or condemnation awards under this Article 7 and may, if the conditions thereto are otherwise applicable under this Article 7, elect instead to terminate this Agreement in accordance with the terms of this Article 7.

                                  ARTICLE VIII
                                   COMMISSIONS

      Section 8.1 Brokerage Commissions. Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX
                             DISCLAIMERS AND WAIVERS

      Section 9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its agents to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

SECTION 9.2 AS-IS SALE; DISCLAIMERSSECTION 9.2AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", AS OF THE PURCHASER EXECUTION DATE, SUBJECT TO REASONABLE WEAR, TEAR AND NATURAL DETERIORATION DURING THE PERIOD FROM THE PURCHASER EXECUTION DATE TO THE CLOSING DATE, AND EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS" AS OF THE PURCHASER EXECUTION DATE, SUBJECT TO REASONABLE WEAR, TEAR AND NATURAL DETERIORATION DURING THE PERIOD FROM THE PURCHASER EXECUTION DATE TO THE CLOSING DATE.

      PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS PRIOR TO THE PURCHASER EXECUTION DATE CONDUCTED SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER HAS DEEMED NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'

FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH HEREIN.

      Section 9.3 Survival of Disclaimers. The provisions of this Article IX shall survive Closing or any termination of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information: (i) to the employees, lenders, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially; and (ii) if it becomes legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigation, demand or similar process) to disclose the same, so long as Purchaser in such event furnishes Seller with prompt written notice thereof so that Seller may seek a protective order or other appropriate agreement with respect to such disclosure (in each case, at the sole cost and expense of Seller). In the event this Agreement is terminated or Purchaser fails to perform to the extent required hereunder (and the Closing does not occur), Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this
Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement. Notwithstanding anything in this
Section 10.1 to the contrary, Purchaser shall not be precluded from making public statements or disclosures regarding the Property after the Closing.

      Section 10.2 Public Disclosure. Prior to and after the Closing, any press release or other public announcement of information to the public with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller (each acting reasonably). In addition, Purchaser may make such public disclosure if required in order for Purchaser to comply with the requirements of the New York Stock Exchange, the Securities And Exchange Commission and other similar regulatory agencies or bodies. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

      Section 10.3 Assignment. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Agreement.

      Section 10.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery (against a signed receipt by the named individual addressee), (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:     Mid-City Associates
                  c\o Metropolitan Life Insurance Company
                  200 Park Avenue, 12th Floor
                  New York, NY 10166
                  Attention: Robert W. Morgan, Vice President

with a copy to:   Mrs. Leona M. Helmsley
                  As Executrix of the Estate of Harry B. Helmsley and Individually c\o Helmsley Enterprises, Inc.
                  230 Park Avenue, Suite 659
                  New York, NY 10169

with a copy to:   Peter L. Malkin, Chairman
                  Wein & Malkin, LLP
                  60 East 42nd Street
                  New York, NY 10165

with a copy to:   Metropolitan Life Insurance Company
                  200 Park Avenue, 12th Floor
                  New York, NY 10166
                  Attention: Alan J. Soiefer,
                             Assistant General Counsel

If to Purchaser:  One Penn Plaza LLC
                  c/o Vornado Realty Trust
                  Park 80 West, Plaza II
                  Saddle Brook, New Jersey 07665
                  Attention: Michael Fascitelli

with a copy to:   Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention: Lawrence J. Lipson, Esq.

      Section 10.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      Section 10.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

      Section 10.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

      Section 10.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      Section 10.9 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

      Section 10.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

      Section 10.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Real Property is located. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

      Section 10.12 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

      Section 10.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

      Section 10.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      Section 10.15 Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

MID-CITY ASSOCIATES,
a New York partnership


By:  ______________________________
          PETER L. MALKIN,
          General Partner


By:   _____________________________
      LEONA M HELMSLEY, as Executrix of the Estate of Harry B. Helmsley and
        Individually, and on behalf of HBH Holdings Corp. (the successor in interest to Helmsley-Spear, Inc. under the Seller's Partnership Agreement) pursuant to Section 12.02 of the Seller's Partnership Agreement, General Partner

By:   METROPOLITAN LIFE INSURANCE COMPANY,
      General Partner


      By: ______________________________

      Name: ROBERT W. MORGAN

      Title: Vice-President

      Effective Date: __________________

                       (signatures continued on next page)

PURCHASER:

ONE PENN PLAZA LLC,
a New York limited liability company

By:  VORNADO REALTY L.P.,
     Managing Member

     By: VORNADO REALTY TRUST,
         General Partner


         By: _________________________

         Name: _______________________

         Title: ______________________

Purchaser Execution Date: November   , 1997